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                                                                     Exhibit 1.1
                         Form of Underwriting Agreement




                                2,500,000 Shares

                        THORATEC LABORATORIES CORPORATION

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                                   June __, 1996

VECTOR SECURITIES INTERNATIONAL, INC.
CRUTTENDEN ROTH INCORPORATED

         As Representatives of the Several Underwriters

c/o      VECTOR SECURITIES INTERNATIONAL, INC.
         1751 Lake Cook Road, Suite 350
         Deerfield, Illinois 60015

Dear Sirs:

         Thoratec Laboratories Corporation, a California corporation (the "Company"), proposes to issue and sell an aggregate of 2,500,000 shares of its common stock, without par value, (the "Initial Securities") to the several Underwriters named in Schedule I hereto (the "Underwriters") for whom Vector Securities International, Inc., ("Vector") and Cruttenden Roth Incorporated are acting as representatives (the "Representatives"). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the several Underwriters, upon the terms and conditions set forth in Section 2 hereof, an option to purchase up to an additional 375,000 shares of common stock of the Company (the "Option Securities"). The Initial Securities and the Option Securities are herein collectively referred to as the "Securities." The Company's common stock, without par value, including the Securities, is hereinafter referred to as the "Common Stock." The Company wishes to confirm as follows its agreements with you and the other Underwriters on whose behalf you are acting in connection with the several purchases by the Underwriters of the
Securities:

         1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus, or prospectuses, and either (A) has prepared and filed, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus or (B) if the Company has elected to


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rely upon Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), will prepare and file a prospectus, in accordance with the provisions of Rule 430A and Rule 424(b)
("Rule 424(b)") of the 1933 Act Regulations, promptly after execution and delivery of this Agreement. Additionally, if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, the Company will prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b), promptly after execution and delivery of this Agreement.
The information, if any, included in such prospectus that was omitted from the prospectus included in such registration statement at the time it becomes effective but that is deemed, (i) pursuant to paragraph (b) of Rule 430A, to be part of such registration statement at the time it becomes effective is referred to herein as the "Rule 430A Information," and (ii) pursuant to paragraph (d) of Rule 434, to be part of such registration statement at the time it becomes effective is referred to herein as the "Rule 434 Information." Each prospectus used before the time such registration statement becomes effective is herein called a "preliminary prospectus." Such registration statement, including the exhibits and schedules thereto, at the time it becomes effective and including, if applicable, the Rule 430A Information or the Rule 434 Information, is herein called the "Original Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and the Original Registration Statement and any Rule 462(b) Registration Statement are herein referred to collectively as the "Registration Statement." The prospectus included in the Original Registration Statement at the time it becomes effective is herein called the "Prospectus," except that, (i) if the final prospectus first furnished to the Underwriters after the execution of this Agreement for use in connection with the offering of the Securities differs from the prospectus included in the Original Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to the final Prospectus first furnished to the Underwriters for such use, and (ii) if Rule 434 is relied upon, the term "Prospectus" shall refer to the preliminary prospectus last furnished to the Underwriters in connection with the offering of the Securities, together with the Term Sheet.

         2. Agreements to Sell and Purchase. Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein, the Company hereby agrees to issue and sell to each Underwriter and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per share (the "purchase price per share"), the number of Initial Securities set forth in
Schedule I opposite the name of such Underwriter under the column "Number of Initial Securities to be Purchased from the Company" (or such number of Initial Securities increased as set forth in Section 10 hereof).

                  Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein, the Company hereby grants an option (the "over-allotment option") to the Underwriters to purchase from the Company, at the purchase price per share, up to an aggregate of the Option Securities. Option Securities may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Securities. Such option shall expire at 5:00 P.M., Chicago time, on the 45th day after the date of this Agreement (or, if such 45th day shall be a Saturday or Sunday or a holiday, on the next


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business day thereafter when the New York Stock Exchange is open for trading).
Such over-allotment option may be exercised at any time or from time to time until its expiration. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company that proportion of the total number of Option Securities as is equal to the percentage of Initial Securities that such Underwriter is purchasing from the Company (or such number of Initial Securities increased as set forth in Section 10 hereof), subject to such adjustments as you may determine to avoid fractional shares.

         3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Securities upon the terms set forth in the Prospectus.

         4. Delivery of the Securities and Payment Therefor. Delivery to the Underwriters of and payment for the Initial Securities shall be made at the office of Heller Ehrman White & McAuliffe, 333 Bush Street, San Francisco, California 94104, at 9:00 A.M., San Francisco time, on _______________, 1996
(the "Closing Date"). The place of closing for the Initial Securities and the Closing Date may be varied by agreement among you and the Company.

                  Delivery to the Underwriters of and payment for any Option Securities to be purchased by the Underwriters shall be made at the aforementioned office of Heller Ehrman White & McAuliffe at such time on such date (an "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Option Securities. The place of closing for any Option Securities and the Option Closing Date for such Option Securities may be varied by agreement between you and the Company.

                  Certificates for the Initial Securities and for any Option Securities to be purchased hereunder shall be registered in such names and in such denominations as you shall request by written notice (it being understood that a facsimile transmission shall be deemed written notice) prior to 9:30 A.M., Chicago time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in Chicago, Illinois or New York, New York, as requested by you in the aforesaid notice, for inspection and packaging not later than 9:30 A.M., Chicago time, on the business day next preceding the Closing Date or an Option Closing Date, as the case may be. The certificates evidencing the Initial Securities and any Option Securities to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by certified or official bank check or checks payable in New York Clearing House ([next] day) funds to the order of the Company. It is understood that each Underwriter has authorized you, for its account, to accept delivery of, acknowledge receipt of, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Vector, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the


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Initial Securities or the Option Securities, if any, to be purchased by any
Underwriter whose check has not been received by the Closing Date or the Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         5. Agreements of the Company. The Company covenants and agrees with the several Underwriters as follows:

                  a. The Company will notify the Underwriters immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation of any proceedings for such purpose and (v) during the period when the Prospectus is required to be delivered under the 1933 Act or Securities Exchange Act of 1934, as amended (the "1934 Act"), of any change, or any event or occurrence which could result in such a change, in the Company's condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or the happening of any event, including the filing of any information, documents or reports pursuant to the 1934 Act, that makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to state a material fact required by the 1933 Act or the 1933 Act Regulations to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus to comply with the 1933 Act, the 1933 Act Regulations or any other law. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, and, if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                  b. The Company will give the Underwriters notice of its intention to prepare or file any amendment to the Registration Statement (including any post-effective amendment), any Rule 462(b) Registration Statement, any Term Sheet or any amendment or supplement to the Prospectus (including any revised prospectus or Term Sheet and preliminary prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus or Term Sheet and preliminary prospectus is required to be filed pursuant to Rule 424(b)), whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any Rule 462(b) Registration Statement, Term Sheet, amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such


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Rule 462(b) Registration Statement, Term Sheet, amendment or supplement or use any such prospectus to which the Underwriters or counsel for the Underwriters shall object.

                  c. The Company will deliver to the Underwriters as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Underwriters may reasonably request.

                  d. The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

                  e. If any event shall occur as a result of which it is necessary, in the opinion of counsel to the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

                  f. During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to shareholders or filed with the Commission or the Nasdaq National Market, and (ii) from time to time such other information concerning the Company as you may request.

                  g. The Company will endeavor, in cooperation with counsel to the Underwriters, to qualify the Securities for offering and sale under the applicable securities or Blue Sky laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

                  h. The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.



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                  i.       The Company will use the net proceeds received by it
from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

                  j. If, at the time that the Registration Statement becomes effective, any Rule 430A Information or Rule 434 Information shall have been omitted therefrom, then immediately following the execution of this Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with Rule 430A or Rule 434 and Rule 424(b), copies of a Prospectus or Term Sheet containing such Rule 430A Information and Rule 434 Information, respectively, or, if required by Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing such Rule 430A Information.

                  k. If the Company elects to rely upon Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act Regulations by the earlier of (i) 10:00 P.M. Eastern Time on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

                  l. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations").

                  m. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Vector on behalf of the Underwriters, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, Common Stock or any security convertible into Common Stock (except for Common Stock issued pursuant to this Agreement or pursuant to reservations, agreements, conversions or employee or director benefit plans or the exercise of convertible securities referred to in Section 6(f) hereof).

                  n. The Company shall not, during the 180 days following the effective date of the Registration Statement, except with the prior written consent of Vector, file a registration statement covering any of its shares of capital stock, except that one or more registration statements on Form S-8 maybe filed at any time following the effective date of the Registration Statement relating to issuances under its employee or director benefit plans referred to in Section 6(f) hereof.

                  o. The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by each of its current officers and directors and each of its shareholders designated by you.

                  p. The Company will supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the 1933 Act.


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                  q.       Prior to the Closing Date, the Company shall furnish
to the Underwriters, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company, for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

                  r. Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, or the offering of the Securities, without the prior written consent of the Representatives unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

                  s. The Company will comply with all provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business with Cuba.

                  t. If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 or pursuant to clauses (ii),
(iii), (iv) and (v) of Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply, in any material respect, with the terms or fulfill, in any material respect, any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

                  u. The Company has not taken, nor will it take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

                  v. The Company will use its best efforts to maintain the quotation of the Common Stock on the Nasdaq National Market.

         6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

                 a. When the Registration Statement becomes effective, including at the date of any post-effective amendment, at the date of the Prospectus, if different, and at the Closing Date and the Option Closing Date, as the case may be, the Registration Statement complied or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any supplements or amendments thereto will not at the date of the Prospectus, at the date of any such supplements or amendments, and at the Closing Date and the Option Closing Date, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the


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circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus relating to any Underwriter made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter, through Vector expressly for use in the Registration Statement or Prospectus. The Company has not distributed any offering materials in connection with the offering or sale of the Securities other than the Registration Statement, the preliminary prospectus, the Prospectus, the Term Sheet, if applicable, or any other materials, if any, permitted by the 1933 Act or the 1933 Act Regulations.

                  b. Deloitte & Touche LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  c. The financial statements included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and the Subsidiary (as defined below) as of the dates indicated and the results of its operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information and statistical data set forth in the Prospectus are prepared on an accounting basis consistent with such financial statements.

                  d. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs, or business prospects of the Company and the Subsidiary, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company or the Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiary, and
(iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or the Subsidiary on any class of their capital stock. Neither the Company nor the Subsidiary has material contingent obligations which are not disclosed in the Registration Statement.

                  e. The Company and Thoratec Europe Ltd. (the "Subsidiary") have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with corporate power and authority to own, lease and operate their properties and to conduct their businesses as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement; the Company and the Subsidiary are duly qualified as foreign corporations to transact business and are in good standing in each jurisdiction in which such qualification is required, whether by


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reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs, results of operations or business prospects of the Company or the Subsidiary, taken as a whole (a "Material Adverse Effect"). Other than in the Subsidiary, the Company does not own, directly or indirectly, any shares of capital stock or any other equity securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

                  f. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements, employee or director benefit plans or the exercise of convertible securities referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights; the Company owns all of the outstanding capital stock of the Subsidiary; the Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable; the certificates evidencing the Securities are in due and proper form under California law; the authorized capital stock of the Company, including the Securities, conforms to all statements relating thereto contained in the Prospectus; and the issuance of the Securities is not subject to preemptive or other similar rights. There are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock, in each case other than as described in the Prospectus.

                  g. The Company and the Subsidiary: (i) are in material compliance with any and all applicable foreign, United States, state and local environmental laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities relating to the protection of human health and safety, the environment or toxic substances or wastes, pollutants or contaminates ("Environmental Laws"); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their business as currently conducted; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permit licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or threatened against the Company or the Subsidiary relating to the Environmental Laws or to the activities of the Company or the Subsidiary involving Hazardous Materials. The terms "Hazardous Materials" as used in this Agreement means any material or substance that: (i) is prohibited or regulated by any environmental law, rule, regulation, order, treaty, statute or code promulgated by any governmental authority, or any


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amendment or modification thereto; or (ii) has been designated or regulated by any governmental authority as radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

                  h. Neither the Company nor the Subsidiary is engaged in the generation, use, manufacture, transportation or storage of any Hazardous Materials on any of the properties of the Company or the Subsidiary or former properties, except where such use, manufacture, transportation or storage is in compliance with Environmental Laws. No Hazardous Materials have been treated or disposed of on any properties of the Company or the Subsidiary or on properties formerly owned or leased by the Company or the Subsidiary during the time of such ownership or lease, except in compliance with Environmental Laws. No spills, discharges, releases, deposits, emplacements, leaks or disposal of any Hazardous Materials have occurred on or under or have emanated from any of the Company's properties or former properties of the Company or the Subsidiary for which the cost of remediation would materially and adversely affect the Company.

                  i. Neither the Company nor the Subsidiary is in violation of their respective charters or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust, or other instrument or agreement to which either the Company or the Subsidiary is a party or by which either the Company or the Subsidiary may be bound, or to which any of the property or assets of the Company or the Subsidiary are subject; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Company or the Subsidiary are a party or by which they may be bound, or to which any of the property or assets of the Company or the Subsidiary are subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

                  j. No labor dispute with the employees of the Company or the Subsidiary exist or, to the best knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might, singly or in the aggregate, be expected to have a Material Adverse Effect.

                  k. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or the Subsidiary, which is required to


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be disclosed in the Registration Statement (other than as disclosed therein), or which, singly or in the aggregate, might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or the Subsidiary, or which, singly or in the aggregate, might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or the Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or the Subsidiary which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

                  l. No relationship, direct or indirect, exists between or among the Company and the Subsidiary on the one hand and the directors, officers, shareholders, customers or suppliers of the Company and the Subsidiary on the other hand, that is required by the 1933 Act or 1934 Act or the 1933 Act Regulations or 1934 Act Regulations to be described in the Registration Statement and the Prospectus or documents incorporated by reference therein that is not described as so required.

                  m. The Company and the Subsidiary own or are licensed to use all patents, patent applications, inventions, trademarks, tradenames, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets (herein called the "Proprietary Rights") which are material to the businesses of the Company or the Subsidiary as now conducted and as proposed to be conducted, in each case as described in the Prospectus. The description of the Proprietary Rights is correct in all material respects and fairly and correctly describes the Company's rights with respect thereto. Neither the Company nor the Subsidiary have any knowledge of, and neither the Company nor the Subsidiary has given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights. No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the knowledge of the Company, threatened, which involves any Proprietary Rights. Neither the Company nor the Subsidiary is subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, or has entered into or is a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the use of any of the Proprietary Rights. To the knowledge of the Company, no Proprietary Rights used by the Company or the Subsidiary, and no services or products sold by the Company or the Subsidiary, conflict with or infringe upon any proprietary rights available to any third party. The Company has not received written notice of any pending conflict with or infringement upon such third party proprietary rights. Neither the Company nor the

Subsidiary has entered into a consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights other than in the ordinary course of business. No claims have been asserted by any person with respect to the validity of the ownership or right to use the Proprietary Rights of the Company or the Subsidiary and, to the knowledge of the Company, there is no reasonable basis for any such claim to be successful. The Proprietary Rights are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefore are pending and are in good standing. The Company and the Subsidiary have complied, in all material respects, with their respective contractual obligations relating to the protection of the Proprietary Rights used pursuant to licenses. To the knowledge of the Company, no person is infringing on or violating the Proprietary Rights owned or used by the Company.

                  n. No registration, authorization, approval, qualification or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Securities hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities or Blue Sky laws (or such as may be required by the National Association of Securities Dealers, Inc. ("NASD") or the Nasdaq National Market).

                  o. Except as otherwise disclosed in the Prospectus, the Company and the Subsidiary now hold and at the Closing Date and Option Closing Date will hold, all licenses, certificates, approvals and permits from all state, United States, foreign and other regulatory authorities, including but not limited to the United States Food and Drug Administration (the "FDA") and any foreign regulatory authorities performing functions similar to those performed by the FDA, that are material to the conduct of the businesses of the Company and the Subsidiary (as such business is currently conducted), except for such licenses, certificates, approvals and permits the failure of which to hold would not have a Material Adverse Effect, all of which are valid and in full force and effect (and there is no proceeding pending or, to the knowledge of the Company, threatened which may cause any such license, certificate, approval or permit to be withdrawn, canceled, suspended or not renewed). Neither the Company nor the Subsidiary is in violation of any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body, including, but not limited to, the FDA, and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permit or any circumstance which would lead them to believe that such proceedings are reasonably likely which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. All of the descriptions in the Registration Statement and Prospectus of the legal and governmental proceedings by or before the FDA or any foreign, state or local governmental body exercising comparable authority are true, complete and accurate in all material respects.

                  p. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or the public policy underlying such laws.

                  q. There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act, other than those which have been waived.

                  r. No order preventing or suspending the use of any preliminary prospectus has been issued and no proceedings for that purpose are pending, threatened, or, to the knowledge of the Company, contemplated by the Commission; and to the knowledge of the Company, no order suspending the offering of the Securities in any jurisdiction designated by the Underwriters pursuant to Section 5(g) of this Agreement has been issued and, to the knowledge of the Company, no proceedings for that purpose have been instituted or threatened or are contemplated.

                  s. The Company and the Subsidiary have good and marketable title to their respective properties, free and clear of all material security interests, mortgages, pledges, liens, charges, encumbrances, claims and equities of record. The properties of the Company and the Subsidiary are, in the aggregate, in good repair (reasonable wear and tear excepted), and suitable for their respective uses. Any real properties held under lease by the Company and the Subsidiary are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company or the Subsidiary.

                  t. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  u. The Company and the Subsidiary have conducted and are conducting their businesses in compliance with all applicable Federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, except where the failure to do so would not, singly or in the aggregate, have a Material Adverse Effect.

                  v. To the Company's knowledge, neither the Company nor the Subsidiary nor any employee or agent of the Company or the Subsidiary have made any payment of funds of the Company or the Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                  w. The Company is not now, and after sale of the Securities to be sold by it hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  x. All offers and sales of capital stock of the Company prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the 1933 Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

                  y. The Company has complied with all provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business with Cuba.

                  z. The Common Stock is registered pursuant to Section 12(g) of the 1934 Act. The Securities have been duly authorized for quotation on the Nasdaq National Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or listing.

                  aa.      Neither the Company, nor, to its knowledge, any of
its officers, directors or affiliates has taken, and at the Closing Date and at any later Option Closing Date, neither the Company nor, to its knowledge, any of its officers, directors or affiliates will have taken, directly or indirectly, any action which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of sale or resale of the Securities.

                  ab.      The Company maintains insurance of the types and in
amounts adequate for its and its Subsidiary's businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including but not limited to, insurance covering clinical trial liability, product liability and real and personal property owned or leased against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                  ac.      The Company and the Subsidiary have filed all
material U.S. and foreign tax returns required to be filed, which returns are true and correct in all material respects, and neither the Company nor the Subsidiary is in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.

                  ad.      Except as described in the Prospectus, to the
Company's knowledge, there are no rulemaking or similar proceedings before the FDA or comparable Federal, state, local or foreign government bodies which involve or affect the Company or the Subsidiary, which, if the subject of an action unfavorable to the Company or the Subsidiary could involve a prospective Material Adverse Effect.

                  ae.      Except for the compassionate use of the graft
products as described in the Registration Statement and Prospectus, the human clinical trials conducted by the Company or in which the Company has participated that are described in the Registration Statement and Prospectus or the results of which are referred to in the Registration Statement and Prospectus, and, any studies and tests conducted on behalf of the Company, were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards for the clinical study of new medical devices; the descriptions of the results of such studies, tests and trials contained in the Registration Statement and Prospectus are accurate and complete in all material respects, and the Company has no knowledge of any other trials, studies or tests, the results of which reasonably call into question the results described or referred to in the Registration Statement and Prospectus; and the Company has not received any notices or correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any clinical trials conducted by, or on behalf of, the Company in which the Company has participated that are described in the Registration Statement and Prospectus or the results of which are referred to in the Registration Statement or Prospectus.

                  af. Neither the Company nor the Subsidiary has received any communication (whether written or oral) relating to the termination or threatened termination or modification or threatened modification of any material, consulting, licensing, marketing, research and development, cooperative or any similar agreement. Any of the Company's or the Subsidiary's collaborative and licensing agreements is in effect substantially as described in the Prospectus.

                  ag.      To the knowledge of the Company, if any full-time
employee identified in the Prospectus has entered into any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company or any Subsidiary, such employee is neither in violation thereof nor is expected to be in violation thereof as a result of the business conducted or expected to be conducted by the Company or the Subsidiary as described in the Prospectus or such person's performance of his obligations to the Company or any Subsidiary; neither the Company nor the Subsidiary has received written notice that any consultant or scientific advisor of the Company or the Subsidiary is in violation of any noncompetition, non-disclosure, confidentiality or similar agreement.

         7.       Indemnification and Contribution.

                  a. The Company agrees to indemnify and hold harmless (i) each Underwriter and (ii) each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and
(iii) the respective directors, officers, partners and employees of any of the Underwriters or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities and expenses whatsoever (including, without limitation, all reasonable costs of pursuing, investigating and defending any claim, suit or action or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person if permitted by Section 7b below), directly or indirectly, caused by, related to, based upon or arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information, if applicable, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through Vector expressly for use in connection therewith; provided, that the Company shall not be required to indemnify any Indemnified Person if any claim is based on any untrue statement or alleged untrue statement, or omission or alleged omission of a material fact contained in any preliminary prospectus that had been corrected and delivered to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending.

                  b. If any action, suit or proceeding shall be brought against any Indemnified Person in respect of which indemnity may be sought against the Company, such Indemnified Person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties") and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Indemnified Person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel or (iii) the named parties to any such action, suit, investigation or proceeding (including any impleaded parties) include both such Indemnified Person and the indemnifying parties and representation of such Indemnified Person and any indemnifying party by the same counsel would, in the reasonable judgment of the Indemnified Person, be inappropriate due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Indemnified Person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Vector, and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any Indemnified Person, to the extent provided in the preceding paragraph, from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                  c. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person who controls the Company within the meaning of Section 15 of the 1933 Act, to the same extent as the foregoing indemnity from the Company to each Indemnified Person, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through Vector expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus, or any amendment or supplement thereto. If any action, suit, investigation or proceeding shall be brought against the Company, any of its directors, any such officer or any such controlling person based on the Registration Statement, the Prospectus or any preliminary prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above, and the Company, its directors, any such officer and any such controlling person shall have the rights and duties given to the Indemnified Persons by paragraph (a) above.

                  d. If the indemnification provided for in this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or judicial determination, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus or, if Rule 434 is used, the corresponding location on the Term Sheet. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of the Company set forth herein shall be in addition to any liability or obligation the Company may otherwise have to any Indemnified Person.

                  e. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this
Section 7, no Underwriter (or any of its related Indemnified Persons) shall be required to contribute (whether pursuant to subsection (a) or (c) or otherwise) any amount in excess of the underwriting discounts and commissions received in connection with the Securities underwritten by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Securities set forth opposite their names in Schedule I hereto (or such numbers of Securities increased as set forth in Section 10 hereof) and not joint.

                  f. No indemnifying party shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such action, suit or proceeding.

                  g. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnified Person, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder and (iii) any termination of this Agreement.

         8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Initial Securities hereunder are subject to the following conditions:

                 a. The Original Registration Statement shall have become effective not later than 5:30 P.M. Chicago time on the date hereof, or with the consent of the Representatives, at a later time and date, and if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective not later than the earlier of (i) 9:00 P.M. Chicago time on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2), or, with respect to the Rule 462(b) Registration Statement, at such later time and date as may be approved by Vector; no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A, Rule 430A Information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A. If the Company has elected to rely upon Rule 434, a Term Sheet shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period.

                  b.       The Underwriters shall have received:

                           (i) The favorable opinion, dated as of the Closing Date, of Heller Ehrman White & McAuliffe, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                    A.       The Company and Thoratec Europe
                  Limited have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation.

                                    B.       The Company has corporate power and
                  authority to own, lease and operate its properties and to conduct its business as described in the

                  Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement.

                                    C.       To their knowledge and information
                  the Company is duly qualified as a foreign corporation to transact business and is in good each standing in each jurisdiction in which such qualification is required.

                                    D.       The authorized, issued and
                  outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities referred to in the Prospectus), and the shares of issued and outstanding capital stock of the Company, including the Common Stock, have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of or are not otherwise subject to any preemptive rights set forth in the Articles or Bylaws of the Company, or to their knowledge and information, other similar rights, and all offers and sales of the Company's capital stock since November, 1992 were at all relevant times exempt from the registration or qualification requirements of the 1933 Act and were duly registered or the subject of an available exemption from the registration or qualification requirements of the securities or Blue Sky laws of the various states.

                                    E.       The Securities to be issued and
                  sold by the Company to the Underwriters pursuant to this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to preemptive or, to their knowledge and information, other similar rights.

                                    F.       To their knowledge and information,
                  except as described in the Prospectus, there are no outstanding options, warrants or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company or the Subsidiary and there are no commitments, plans or arrangements to issue any shares of Common Stock or other securities.

                                    G.       This Agreement has been duly
                  authorized, executed and delivered by the Company.

                                    H.       At the time the Registration
                  Statement became effective and at the Closing Date, the Registration Statement (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                                    I.       The form of certificate used to
                  evidence each of the Securities is in due and proper form and complies with all applicable statutory requirements.

                                    J.       To their knowledge and information,
                  there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or the Subsidiary is a party or to which any of their respective property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                                    K.       The information in the Prospectus
                  under "Risk Factors," "Certain Transactions," "Business--Litigation," "Management--Compensation of the Board of Directors," "--Executive Compensation," "--Benefit Plans," "Limitation of Liability and Indemnification Matters," "Description of Capital Stock" and "Shares Eligible for Future Sale" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects and fairly and correctly presents the information called for with respect thereto.

                                    L.       To their knowledge and information,
                  there are no contracts, indentures, mortgages, loan agreements, deeds, trusts, notes, leases, subleases, voting trusts, voting agreements or other instruments or agreements required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct; and to the best of their knowledge and information, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting trust, voting agreement or other instrument or agreement of the Company or the Subsidiary which is filed as an exhibit under item 10 of item 601 of Regulation S-K in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

                                    M.       No authorization, approval, consent
                  or order of any court or governmental authority or agency is required in connection with the offering, issuance or sale of the Securities to the Underwriters, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities or Blue Sky laws or such as may be required by the NASD; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, deed, trust, lease, sublease, voting trust, voting agreement or other instrument or agreement to which the Company or the Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or the Subsidiary is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or the Subsidiary, or any applicable statute, law, rule, regulation, ordinance, code, decision, directive or order.

                                    N.       To their knowledge and information,
                  there are no proceedings, pending or threatened before any such regulatory body or agency, which if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                                    O.       Except as described in the
                  Prospectus and which have all been waived as required, to their knowledge, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                                    P.       The Company is not an "investment
                  company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                    Q.       To their knowledge and information,
                  the Company is in compliance with, and conducts its respective businesses in conformity with, all applicable laws and regulations relating to the operation of its business as described in the Registration Statement, except to the extent that any failure so to comply or conform would not have a Material Adverse Effect.

                                    R.       The Registration Statement and all
                  post-effective amendments, if any, have become effective under the 1933 Act; any required filing of the Prospectus, and any supplements thereto or the Term Sheet, pursuant to Rule 424(b) and if applicable, Rule 434, has been made in the manner and within the time period required; and to their best knowledge and information, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings therefor have been instituted or are pending or contemplated under the 1933 Act.

                           (ii) The favorable opinion, dated as of the Closing Date, of Brobeck, Phleger & Harrison LLP, counsel for the Underwriters with respect to the issuance and sale of the Securities, the Registration Statement and the Prospectus and such other related matters as the Underwriters shall reasonably request.

                           (iii) The Underwriters shall have received from Fish & Richardson P.C., Baker & Botts L.L.P. and Frank B. Dehn & Co., special intellectual property counsel to the Company, their written opinion, dated as of the Closing Date, in form and substance satisfactory to counsel for the Underwriters to the effect that:

                                    A.       The information in the Prospectus
         contained under the headings "Risk Factors -- Patents and Protection of Proprietary Technology" and "Business -- Patents," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects and fairly and correctly presents the information called for with respect thereto.

                                    B.       There are no pending legal or
         governmental proceedings, or allegations on the part of any person of infringement, relating to patent rights, trade secrets, trademarks, service marks, copyrights or other proprietary information or know-how of the Company nor, to the best of their knowledge, are any such proceedings threatened or contemplated.

                                    C.       To the best of their knowledge, the
         Company is not infringing or otherwise violating any patents, trade secrets, trademarks, service marks, copyrights or other proprietary information or know-how of any persons, and no person is infringing or otherwise violating any of the Company's patents, trade secrets, trademarks, service marks, copyrights or other proprietary information or know-how of the Company in a way in which could materially affect the use thereof by the Company.

                                    D.       To the best of their knowledge, the
         Company owns or possesses sufficient licenses or other rights to use all patents, trade secrets, trademarks, service marks or other proprietary information or know-how necessary to conduct the business now being or proposed to be conducted by the Company as described in the Prospectus.

                                    E.       The Company is listed in the
         records of the U. S. Patent and Trademark Office ("PTO") as the sole assignee of record of each of the patents listed on Schedule I hereto (herein called the "Patents") and each of the Applications listed on
         Schedule II hereto (herein called the "Applications"). There are no asserted or unasserted claims of any persons relating to the scope or ownership of the Patents or the Applications, there are no liens which have been filed against any of the Patents or the Applications, there are no material defects of form in the preparation or filing of the Applications, the Applications are being diligently prosecuted, and none of the Applications has been finally rejected or abandoned.

                                    F.       The Company is listed in the
         records of the appropriate foreign patent offices as the sole assignee of record of each of the foreign patents listed on Schedule III hereto (herein called the "Foreign Patents") and each of the foreign applications listed on Schedule IV hereto (herein called the "Foreign Applications"). There are no asserted or unasserted claims of any persons relating to the scope or ownership of the Foreign Patents or the Foreign Applications, there are no liens which have been filed against any of the Foreign Patents or the Foreign Applications, there are no material defects of form in the preparation or filing of the Foreign Applications, the Foreign Applications are being diligently prosecuted, and none of the Foreign Applications has been finally rejected or abandoned.

                                    G.       Nothing has come to their attention
         that leads them to believe that the Applications and the Foreign Applications will not eventually result in issued patents, or that any patents issued in respect of any such Applications or Foreign Applications will not be valid or will not afford the Company reasonable patent protection relative to the subject matter thereof.

                                    H.       The Company is the exclusive
         licensee of the United States and foreign patents and patent applications listed on Schedule V. All such licenses are duly executed, validly binding and enforceable in accordance with their terms and the Company is not in default (declared or undeclared) of any material provision of any such license.

                                    I.       To the best of their knowledge, all
         pertinent prior art references known to the Company or its counsel during the prosecution of the Patents and the Applications were disclosed to the PTO and, to the best of their knowledge, neither such counsel nor the Company made any misrepresentation to, or concealed any material fact from the PTO during such prosecution.

                                    J.       To the best of their knowledge, the
         Company takes security measures adequate to assert trade secret protection in its non-patented technology.

                                    K.       The agreements executed by the
         Company's employees, consultants and other advisors respecting trade secrets, confidentiality, or intellectual property rights are valid, binding and enforceable in accordance with their express terms.

                                    L.       Nothing has come to their attention
         that leads them to believe that, with respect to licenses, patents, trade secrets, copyrights or other proprietary information or know-how owned or used by the Company which are the subject of the foregoing opinions, the registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) or at the Closing Date or the Option Closing Date, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (iv) In giving their opinions required by subsections (b)(i) and (b)(ii), respectively, of this Section 8, Heller Ehrman White & McAuliffe and Brobeck, Phleger & Harrison LLP shall each additionally state that nothing has come to their attention that leads them to believe that the Registration Statement (except for financial statements and schedules and other financial and statistical information included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial and statistical information included therein, as to which counsel need make no statement), as of its date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) or at the Closing Date or the Option Closing Date, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  c. (i) There shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, (ii) the representations and warranties of the Company in Section 6 hereof shall be true and correct with the same force and effect as though expressly made at and as of the Closing Date, except to the extent that any such representation or warranty relates to a specific date, (iii) the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (v) the Representatives shall have received a certificate, dated the Closing Date and signed by the President or any Vice President and the chief financial or accounting officer of the Company to the effect set forth in clauses (i), (ii),
         (iii) and (iv) above.

                  d. At the time of the execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that (i) they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations, (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement or (B) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock of the Company or any increase in the consolidated long-term debt of the Company or any decrease in consolidated net current assets or net assets as compared with the amounts shown in the March 30, 1996 balance sheet included in the Registration Statement or, during the period from March 30, 1996 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, net income or net income per share of the Company, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause
(iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter.

                  e. The Underwriters shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to the Closing Date.

                  f. The Securities shall have been approved for quotation on the Nasdaq National Market.

                  g. In the event that the Underwriters exercise their option provided in Section 2 hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of the Option Closing Date and, at the relevant Option Closing Date, the Underwriters shall have received:

                                    (1)      A certificate, dated such Option
         Closing Date, of the President or any Vice President of the Company and of the chief financial or accounting officer of the Company confirming that the certificate delivered at the Closing Date pursuant to Section 8(c) hereof remains true and correct as of such Option Closing Date.

                                    (2)      The favorable opinion of counsel
         for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Sections 8(b)(i) and 8(b)(iv) hereof.

                                    (3)      The favorable opinion of Brobeck,
         Phleger & Harrison LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Sections 8(b) and 8(b)(iv) hereof.

                                    (4)      A letter from Deloitte & Touche LLP
         in form and substance satisfactory to the Underwriters and dated such Option Closing Date, substantially the same in form and substance as the letter furnished to the Underwriters pursuant to Section 8(e) hereof, except that the "specified date" in the letter furnished pursuant to this Section 8(h)(4) shall be a date not more than five days prior to such Option Closing Date.

                                    (5)      The favorable opinion of Fish &
         Richardson P.C., Baker & Botts, L.L.P. and Frank B. Dehn & Co., special intellectual property counsel for the Company, dated such Option Closing Date, substantially in the same form and substance of the opinion furnished to the Underwriters pursuant to Section 8(iii) hereof.

                  h. Counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

                  Any certificate or document signed by any officer of the Company and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

                  i. The Company shall have delivered to Vector and Cruttenden Roth Incorporated as Representatives of the Underwriters the Representatives' Warrants (as defined in the Registration Statement).

         9. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each preliminary prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight and charges for counting and packaging) of such copies of the Registration Statement, each preliminary prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the original issuance and sale of the Securities; (v) the quotation of the Securities on the Nasdaq National Market; (vi) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the reasonable fees and expenses of counsel for the Underwriters incident to securing any required review by the NASD; and (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

         10. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by or on behalf of the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Securities may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company.

                  If one or more of the Underwriters shall fail on the Closing Date to purchase the Initial Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the nondefaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  a. if the number of Defaulted Securities does not exceed 10% of the number of Initial Securities, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  b. if the number of Defaulted Securities exceeds 10% of the number of Initial Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

                  Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

         11. Termination of Agreement. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date or Option Closing Date, as the case may be, (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in your judgment, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in the Common Stock has been suspended by the Commission, or if trading generally on the American Stock Exchange, the New York Stock Exchange or in the over-the-counter markets has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or markets or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Illinois authorities, (iv) the enactment, publication, decree or other promulgation of any Federal or state statute, regulation, rule or order of any court or other governmental authority which in your judgment materially and adversely affects or may materially or adversely affect the business or operations of the Company or (v) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs which in your judgment has a material adverse effect on the securities markets in the United States, and would in your judgment make it impracticable or inadvisable to market the Securities or to enforce any contract for the sale thereof. Notice of such termination may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         12. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend and passive market making legend on the inside front cover page, and the statements under the caption "Underwriting" in any preliminary prospectus and in the Prospectus constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 5(a) and 7 hereof.

         13. Miscellaneous. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company at the office of the Company, at 2023 Eighth Street, Berkeley, California 94710, Attention: Chief Financial Officer; or (ii) if to you, as Representatives of the several Underwriters, care of Vector Securities International, Inc., 1751 Lake Cook Road, Suite 350, Deerfield, Illinois 60015, Attention: Syndicate Department.

         14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and other persons referred to in Section 7, and no other person will have any right or obligation hereunder.

                  This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                  Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                   Very truly yours,

                                   THORATEC LABORATORIES CORPORATION


                                   By:
                                      ------------------------------------------
                                        D. Keith Grossman
                                        Chief Executive Officer and President

Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

VECTOR SECURITIES INTERNATIONAL, INC.
CRUTTENDEN ROTH INCORPORATED

         As Representatives of the Several Underwriters

By VECTOR SECURITIES INTERNATIONAL, INC.


By:
   --------------------------------------------
         Vice President

                                   SCHEDULE I

                        THORATEC LABORATORIES CORPORATION



                                                                                 Number of Initial
                                                                                 Securities Purchased
Underwriter                                                                      from the Company
- -----------                                                                      ----------------
Vector Securities International, Inc..........................................   [__________________]
Cruttenden Roth Incorporated..................................................   [__________________]

Total                                                                            [__________________]